Exhibit 99

TI reports 4Q14 and 2014 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (Jan. 26, 2015) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported fourth-quarter revenue of $3.27 billion, net income of $825 million and earnings per share of 76 cents. Earnings per share included 7 cents for two items that were not in guidance for the quarter.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue growth of 8 percent year-over-year was consistent with our expectations, as were earnings per share, excluding the two items. Strength in both of these came from another quarter of strong execution.

•	“Analog and Embedded Processing drove revenue growth in the quarter, and combined, they comprised 85 percent of fourth-quarter revenue.

•	“Gross margin of 58.0 percent reflects the diversity and longevity of our product portfolio, as well as the efficiency of our manufacturing strategy.

•	“Our cash flow from operations once again underscores the strength of our business model. Free cash flow for the year was up 18 percent from a year ago to $3.5 billion or 27 percent of revenue. This represents an increase of 3 percentage points from a year ago and is consistent with our targeted range of 20-30 percent of revenue.

•	“We returned $4.2 billion to shareholders in the year through stock repurchases and dividends.

•	“Our strategy to return to shareholders 100 percent of free cash flow plus proceeds from exercises of equity compensation minus net debt retirement reflects our confidence in the long-term sustainability of our business model.

•	“Our balance sheet remains strong, with $3.5 billion of cash and short-term investments at the end of the quarter, 82 percent of which was owned by the company’s U.S. entities. Inventory ended the quarter at 117 days.

•	“TI’s outlook for the first quarter of 2015 is for revenue in the range of $3.07 billion to $3.33 billion and earnings per share between $0.57 and $0.67. At the midpoint of our range, revenue would increase 7 percent from the year-ago quarter. The annual effective tax rate for 2015 is expected to be about 30 percent, which does not assume the reinstatement of the R&D tax credit.”

Free cash flow is a non-GAAP financial measure. Free cash flow is cash flow from operations less capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	4Q14	4Q13	Change
Revenue	$3,269	$3,028	8%
Operating profit	$1,100	$687	60%
Net income	$825	$511	61%
Earnings per share	$0.76	$0.46	65%

Earnings per share for the fourth quarter of 2014 included two items that were not in our guidance for the quarter: a 5-cent benefit for the reinstatement in December 2014 of the federal research tax credit and a 2-cent benefit from gains on sales of assets.

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q14	4Q14	4Q13	Change
Cash flow from operations	$1,272	$3,892	$3,384	15%
Capital expenditures	$125	$385	$412	-7%
Free cash flow	$1,147	$3,507	$2,972	18%
Free cash flow % of revenue		27%	24%

Capital expenditures for the year were 3 percent of revenue. Our long-term expectation is about 4 percent.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q14	4Q14	4Q13	Change
Dividends paid	$356	$1,323	$1,175	13%
Stock repurchases	$698	$2,831	$2,868	-1%
Total cash returned	$1,054	$4,154	$4,043	3%

The company’s targeted cash return is 100 percent of free cash flow plus proceeds from exercises of equity compensation minus net debt retirement.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$3,269	$3,028	$13,045	$12,205
Cost of revenue (COR)	1,374	1,388	5,618	5,841

Gross profit	1,895	1,640	7,427	6,364
Research and development (R&D)	311	346	1,358	1,522
Selling, general and administrative (SG&A)	429	461	1,843	1,858
Acquisition charges	82	84	330	341
Restructuring charges/other	(27)	62	(51)	(189)

Operating profit	1,100	687	3,947	2,832
Other income (expense), net (OI&E)	9	19	21	17
Interest and debt expense	22	24	94	95

Income before income taxes	1,087	682	3,874	2,754
Provision for income taxes	262	171	1,053	592

Net income	$825	$511	$2,821	$2,162

Diluted earnings per common share	$.76	$.46	$2.57	$1.91

Average diluted shares outstanding (millions)	1,063	1,102	1,080	1,113

Cash dividends declared per common share	$.34	$.30	$1.24	$1.07

As a result of accounting rule ASC 260, which requires a portion of Net income to be allocated to unvested restricted stock units (RSUs), on which we pay dividend equivalents, diluted EPS is calculated using the following:

Net income	$825	$511	$2,821	$2,162
Income allocated to RSUs	(13)	(8)	(43)	(36)

Income allocated to common stock for diluted EPS	$812	$503	$2,778	$2,126

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,199	$1,627
Short-term investments	2,342	2,202
Accounts receivable, net of allowances of ($12) and ($22)	1,246	1,203
Raw materials	101	102
Work in process	896	919
Finished goods	787	710

Inventories	1,784	1,731

Deferred income taxes	347	393
Prepaid expenses and other current assets	850	863

Total current assets	7,768	8,019

Property, plant and equipment at cost	6,266	6,556
Accumulated depreciation	(3,426)	(3,157)

Property, plant and equipment, net	2,840	3,399

Long-term investments	224	216
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	1,902	2,223
Deferred income taxes	172	207
Capitalized software licenses, net	83	118
Overfunded retirement plans	127	130
Other assets	244	264

Total assets	$17,722	$18,938

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$1,001	$1,000
Accounts payable	437	422
Accrued compensation	651	554
Income taxes payable	71	119
Deferred income taxes	4	1
Accrued expenses and other liabilities	498	651

Total current liabilities	2,662	2,747

Long-term debt	3,641	4,158
Underfunded retirement plans	225	216
Deferred income taxes	399	548
Deferred credits and other liabilities	405	462

Total liabilities	7,332	8,131

Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares. Participating cumulative preferred. None issued.	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares. Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,368	1,211
Retained earnings	29,653	28,173
Treasury common stock at cost. Shares: 2014 – 694,189,127; 2013 – 658,012,970	(21,840)	(19,790)
Accumulated other comprehensive income (loss), net of taxes	(532)	(528)

Total stockholders’ equity	10,390	10,807

Total liabilities and stockholders’ equity	$17,722	$18,938

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$825	$511	$2,821	$2,162
Adjustments to Net income:
Depreciation	211	213	850	879
Amortization of acquisition-related intangibles	80	82	321	336
Amortization of capitalized software	14	17	59	82
Stock-based compensation	60	66	277	287
Gains on sales of assets	(29)	—	(73)	(6)
Deferred income taxes	23	52	(61)	50
Increase (decrease) from changes in:
Accounts receivable	223	318	(49)	16
Inventories	(33)	(5)	(53)	26
Prepaid expenses and other current assets	(16)	(75)	65	(136)
Accounts payable and accrued expenses	30	13	(194)	(284)
Accrued compensation	38	(19)	89	18
Income taxes payable	9	107	(81)	78
Changes in funded status of retirement plans	(131)	(54)	(58)	28
Other	(32)	(27)	(21)	(152)

Cash flows from operating activities	1,272	1,199	3,892	3,384

Cash flows from investing activities:
Capital expenditures	(125)	(107)	(385)	(412)
Proceeds from asset sales	96	—	142	21
Purchases of short-term investments	(937)	(730)	(3,107)	(3,907)
Proceeds from short-term investments	475	685	2,966	4,249
Other	—	29	7	46

Cash flows from investing activities	(491)	(123)	(377)	(3)

Cash flows from financing activities:
Proceeds from issuance of debt	—	—	498	986
Repayment of debt	—	—	(1,000)	(1,500)
Dividends paid	(356)	(326)	(1,323)	(1,175)
Stock repurchases	(698)	(734)	(2,831)	(2,868)
Proceeds from common stock transactions	140	168	616	1,314
Excess tax benefit from share-based payments	25	8	100	80
Other	1	—	(3)	(7)

Cash flows from financing activities	(888)	(884)	(3,943)	(3,170)

Net change in Cash and cash equivalents	(107)	192	(428)	211
Cash and cash equivalents at beginning of period	1,306	1,435	1,627	1,416

Cash and cash equivalents at end of period	$1,199	$1,627	$1,199	$1,627

4Q14 segment results

	4Q14	4Q13	Change
Analog:
Revenue	$2,123	$1,869	14%
Operating profit	$822	$561	47%
Embedded Processing:
Revenue	$670	$604	11%
Operating profit	$114	$41	178%
Other:
Revenue	$476	$555	-14%
Operating profit*	$164	$85	93%

*	Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog)

•	Revenue increased in all product lines, led by Power Management.

•	Operating profit increased primarily due to higher revenue and associated gross profit.

Embedded Processing: (includes Processor, Microcontrollers and Connectivity)

•	Revenue increased in all product lines, each of which grew by about the same amount.

•	Operating profit increased due to higher revenue and associated gross profit, and lower operating expenses.

Other: (includes DLP® products, custom ASIC products, calculators, royalties and legacy wireless products)

•	Revenue declined due to legacy wireless and custom ASIC products.

•	Operating profit increased due to lower Restructuring charges/other, which included the gains on sales of assets.

Year 2014 segment results

	2014	2013	Change
Analog:
Revenue	$8,104	$7,194	13%
Operating profit	$2,786	$1,859	50%
Embedded Processing:
Revenue	$2,740	$2,450	12%
Operating profit	$384	$185	108%
Other:
Revenue	$2,201	$2,561	-14%
Operating profit*	$777	$788	-1%

*	Includes Acquisition charges and Restructuring charges/other.

•	Analog revenue increased as all products lines grew, led by Power Management. Operating profit increased primarily due to higher revenue and associated gross profit.

•	Embedded Processing revenue increased primarily due to Microcontrollers and Processor. Connectivity also increased. Operating profit increased primarily due to higher revenue and associated gross profit.

•	Other revenue declined due to legacy wireless products. Operating profit was about even as reductions in operating expenses were offset by changes in Restructuring charges/other.

Non-GAAP financial information

Earnings per share, excluding two items

This release includes a reference to earnings per share, excluding two items, compared with previously issued guidance. The company believes this measure, which was not prepared in accordance with generally accepted accounting principles in the United States (GAAP) and is supplemental to the comparable GAAP measure, provides investors with insight into TI’s underlying business results.

Reconciliation to the most directly comparable GAAP measure is provided in the table below.

For Three Months Ended
December 31, 2014
Earnings per common share (GAAP)	$0.76
Federal research tax credit	(0.05)
Gains on sales of assets	(0.02)

Earnings per common share, excluding two items (non-GAAP)	$0.69

TI’s fourth-quarter 2014 outlook for earnings per share between $0.64 and $0.74 was included in the company’s third-quarter earnings release.

Free cash flow and associated ratios

This release also includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP-based measures is provided in the table below.

	For Years Ended
	December 31,
	2014	2013	Change
Cash flow from operations (GAAP)	$3,892	$3,384	15%
Capital expenditures	(385)	(412)

Free cash flow (non-GAAP)	$3,507	$2,972	18%

Revenue	$13,045	$12,205

Cash flow from operations as a percent of revenue (GAAP)	30%	28%
Free cash flow as a percent of revenue (non-GAAP)	27%	24%

# #

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in markets such as personal electronics, especially the mobile phone sector, and industrial;

•	TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•	Violations of or changes in the complex laws, regulations and policies to which our global operations are subject, and economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as health epidemics, severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•	Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•	Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	Impairments of our non-financial assets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	TI’s obligation to make principal and interest payments on its debt;

•	TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-Q for the quarter ended September 30, 2014. The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping more than 100,000 customers transform the future, today. Learn more at www.ti.com.

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